Distribution Financial Services RV Trust 1999-1
October 16, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance    $  693,378,649.41
Beginning Pool Factor            1.00000000

Distribution Allocable to Principal on Notes

              Class           Prior Int.Pmt.  $1000 orig.prin.bal.  Current Int.Pmts. $1000 orig.prin.bal.
                A-1                  $0.00       0.0000000                  $0.00         0.0000000
                A-2                  $0.00       0.0000000         $11,716,724.32        51.4955207
                A-3                  $0.00       0.0000000                  $0.00         0.0000000
                A-4                  $0.00       0.0000000                  $0.00         0.0000000
                A-5                  $0.00       0.0000000                  $0.00         0.0000000
                A-6                  $0.00       0.0000000                  $0.00         0.0000000
                  B                  $0.00       0.0000000                  $0.00         0.0000000
                  C                  $0.00       0.0000000                  $0.00         0.0000000

Distribution Allocable to Interest on Notes

    Class     Rate           Prior Int. Pmt.  $1000 orig.prin.bal.  Current Int. Pmts. $1000 orig.prin.bal.
      A-1      4.97%                 $0.00       0.0000000                  $0.00         0.0000000
      A-2      5.38%                 $0.00       0.0000000            $119,780.60         0.5264410
      A-3      5.70%                 $0.00       0.0000000            $940,490.50         4.7500000
      A-4      5.84%                 $0.00       0.0000000            $937,524.40         4.8666667
      A-5      5.97%                 $0.00       0.0000000            $794,616.95         4.9750000
      A-6      6.02%                 $0.00       0.0000000            $322,902.77         5.0166667
        B      6.36%                 $0.00       0.0000000            $132,500.00         5.3000000
        C      7.23%                 $0.00       0.0000000            $120,500.00         6.0250000

Note Balance After Giving Effect to Principal Distribution

              Class   Beginning Balance    Pool Factor         Ending Balance           Pool Factor
                A-1               0.00           0.0000000                 $0.00          0.0000000
                A-2  $   26,716,862.92           1.0000000    $    15,000,138.60         65.9262714
                A-3  $  197,998,000.00           1.0000000    $   197,998,000.00          1.0000000
                A-4  $  192,642,000.00           1.0000000    $   192,642,000.00          1.0000000
                A-5  $  159,722,000.00           1.0000000    $   159,722,000.00          1.0000000
                A-6  $   64,366,000.00           1.0000000    $    64,366,000.00          1.0000000
                  B  $   25,000,000.00           1.0000000    $    25,000,000.00          1.0000000
                  C  $   20,000,000.00           1.0000000    $    20,000,000.00          1.0000000
Servicing Fee                                                                                              $288,907.77
Servicing Fee Per $1,000 of Orig.Note                                                                        0.2889078

Realized Losses                                                                                            $629,058.82

Reserve Account Balance                                                                               $ 13,630,871.49

Payments Received with Respect to Receivables During Most Recently Ended Collection Period            $ 16,192,995.05
          Interest Payments Received                                                                     $5,025,036.03
          Scheduled Principal Payments Received                                                          $3,848,634.34
          Principal Prepayments Received                                                                 $7,319,324.68

Distribution to Residual Interestholders                                                                         $0.00

Noteholders' Interest Carryover Shortfall                                                                        $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                                                    0.0000000

Aggregate Purchase Amounts for Receivables that were purchased in related Collection Period                      $0.00

Ending Pool Balance                                                                                   $681,543,574.34
Ending Pool Factor                                                                                          0.68154126